Registration No. 333-67670
                                                                      333-67682

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-11
                         POST-EFFECTIVE AMENDMENT NO. 6
                                       TO
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 9
                 WNC HOUSING TAX CREDIT FUND VI, L.P., SERIES 10
       (Exact names of registrants as specified in governing instruments)

                              17782 Sky Park Circle
                            Irvine, California 92614
                                 (714) 662-5565
                    (Address of principal executive offices)

                              DAVID N. SHAFER, ESQ.
                             WNC & ASSOCIATES, INC.
                              17782 Sky Park Circle
                            Irvine, California 92614
                                 (714) 662-5565
            (Name, address and telephone number of agent for service)


                                    Copy to:
                            PAUL G. DANNHAUSER, ESQ.
                           Derenthal & Dannhauser LLP
                           One Post Street, Suite 575
                         San Francisco, California 94104
                                 (415) 981-4844

           Date of termination of sale to the public: November 14, 2003

     Through a Registration Statement on Form S-11 which was declared effective on November 14, 2001, WNC Housing Tax Credit Fund VI, L.P., Series 9 ("Series 9") registered 25,000 units of limited partnership interest in Series 9 ("Series 9 Units") for offer and sale to the public, and WNC Housing Tax Credit Fund VI, L.P., Series 10 ("Series 10") registered 25,000 units of limited partnership interest in Series 10 ("Series 10 Units") for offer and sale to the public.

     The public offering conducted by Series 9 pursuant to such Registration Statement terminated on February 28, 2003, at which date 15,325 Series 9 Units had been issued and sold by Series 9.

     The public offering conducted by Series 10 pursuant to such Registration Statement terminated on November 14, 2003, at which date 13,153 Series 10 Units had been issued and sold by Series 10.

     No further Series 9 Units or Series 10 Units will be issued and sold pursuant to such Registration Statement.

     This post-effective amendment no. 6 to the Registration Statement is filed for the purpose of deregistering the 9,675 Series 9 Units and the 11,847 Series 10 Units which are unissued and unsold.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-11 and have duly caused this amendment to Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 11th day of December, 2003.

                           WNC HOUSING TAX CREDIT FUND VI, L.P.,
                            SERIES 9 and SERIES 10

                           By: WNC & ASSOCIATES, INC.,
                                 General Partner

                               By:  /s/ DAVID N. SHAFER
                                        David N. Shafer,
                                        Executive Vice President



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



     Pursuant to the requirements of the Securities Act of 1933, this amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE                     CAPACITY                         DATE


/s/ WILFRED N. COOPER, SR.    Chairman of the board            December 11, 2003
Wilfred N. Cooper, Sr.        and chief executive officer
                              of WNC & Associates, Inc.


/s/ WILFRED N. COOPER, JR.    Director, president,             December 11, 2003
Wilfred N. Cooper, Jr .       chief operating officer
                              and secretary of
                              WNC & Associates, Inc.

/s/ DAVID N. SHAFER           Director and executive           December 11, 2003
David N. Shafer               vice president of
                              WNC & Associates, Inc.


/s/ THOMAS J. RIHA            Vice president - chief           December 11, 2003
Thomas J. Riha                financial officer of
                              WNC & Associates, Inc.





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